Exhibit g(2)


                        AMENDMENT TO CUSTODIAN CONTRACT


     This Amendment to Custodian Contract is made as of June 29, 2001 by and between Cash Reserves Portfolio (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of December 13, 1989 (as amended, modified or supplemented and in effect from time to time, the "Contract");

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 18 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 19, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

ARTICLE 3.  PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

3.1. DEFINITIONS. Capitalized terms in this Agreement shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank

(as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.  THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

     3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Fund.

     3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section
3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES.

               (A) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

               (B) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

               (C) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

     3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

     3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this
Section 3.2 after the occurrence of the material change.

     3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

     3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

     3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

3.3   ELIGIBLE SECURITIES DEPOSITORIES.

     3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

     3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

ARTICLE 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

     4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

        (i) Upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

        (ii) In connection with any repurchase agreement related to foreign securities;

        (iii) To the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

        (iv) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

        (v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

        (vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

        (vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

        (viii) In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

        (ix) For delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

        (x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

        (xi)   In connection with the lending of foreign securities; and

        (xii) For any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

        4.4.2. PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

        (i) Upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

        (ii) In connection with the conversion, exchange or surrender of foreign securities of the Fund;

        (iii) For the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

        (iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

        (v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

        (vi) For payment of part or all of the dividends received in respect of securities sold short;

        (vii) In connection with the borrowing or lending of foreign securities; and

        (viii) For any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

     4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6. BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                   STATE STREET BANK AND TRUST COMPANY


/s/ Stephanie L. Poster
--------------------------
Stephanie L. Poster             By: /s/ Joseph L. Hooley
Vice President                      -------------------------------
                                    Joseph L. Hooley, Executive Vice President



WITNESSED BY:                   CASH RESERVES PORTFOLIO


/s/ Harris Goldblat             By: /s/ Thomas C. Mandia
---------------------------         -------------------------------
Name: Harris Goldblat           Name: Thomas C. Mandia
Title: Assistant Secretary      Title: Assistant Secretary

                                      STATE STREET                   SCHEDULE A
                                 GLOBAL CUSTODY NETWORK
                                     SUBCUSTODIANS



COUNTRY               SUBCUSTODIAN
Argentina             Citibank, N.A.


Australia             Westpac Banking Corporation


Austria               Erste Bank der Osterreichischen
                      Sparkassen AG


Bahrain               HSBC Bank Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)


Bangladesh            Standard Chartered Bank


Belgium               Fortis Bank nv-sa


Bermuda               The Bank of Bermuda Limited


Bolivia               Citibank, N. A.


Botswana              Barclays Bank of Botswana Limited


Brazil                Citibank, N.A.


Bulgaria              ING Bank N.V.


Canada                State Street Trust Company Canada


Chile                 BankBoston, N.A.


People's Republic     The Hongkong and Shanghai
of China              Banking Corporation Limited,
                      Shanghai and Shenzhen branches


Colombia              Cititrust Colombia S.A. Sociedad Fiduciaria

                                    STATE STREET                    SCHEDULE A
                                 GLOBAL CUSTODY NETWORK
                                     SUBCUSTODIANS

COUNTRY               SUBCUSTODIAN

Costa Rica            Banco BCT S.A.


Croatia               Privredna Banka Zagreb d.d


Cyprus                The Cyprus Popular Bank Ltd.


Czech Republic        Ceskoslovenska Obchodni
                      Banka, A.S.


Denmark               Danske Bank A/S


Ecuador               Citibank, N.A.


Egypt                 Egyptian British Bank S.A.E.
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)


Estonia               Hansabank


Finland               Merita Bank Plc.


France                BNP Paribas, S.A.


Germany               Dresdner Bank AG


Ghana                 Barclays Bank of Ghana Limited


Greece                National Bank of Greece S.A.


Hong Kong             Standard Chartered Bank


Hungary               Citibank Rt.


Iceland               Icebank Ltd.

                                      STATE STREET                  SCHEDULE A
                                 GLOBAL CUSTODY NETWORK
                                     SUBCUSTODIANS

COUNTRY               SUBCUSTODIAN

India                 Deutsche Bank AG

                      The Hongkong and Shanghai
                      Banking Corporation Limited


Indonesia             Standard Chartered Bank


Ireland               Bank of Ireland


Israel                Bank Hapoalim B.M.


Italy                 BNP Paribas, Italian Branch


Ivory Coast           Societe Generale de Banques
                      en Cote d'Ivoire


Jamaica               Scotiabank Jamaica Trust and Merchant
                      Bank Ltd.


Japan                 The Fuji Bank, Limited

                      The Sumitomo Bank, Limited


Jordan                HSBC Bank Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)


Kazakhstan            HSBC Bank Kazakhstan


Kenya                 Barclays Bank of Kenya Limited


Republic of Korea     The Hongkong and Shanghai Banking
                      Corporation Limited


Latvia                A/s Hansabanka

                                    STATE STREET                    SCHEDULE A
                                 GLOBAL CUSTODY NETWORK
                                     SUBCUSTODIANS

COUNTRY               SUBCUSTODIAN

Lebanon               HSBC Bank Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)


Lithuania             Vilniaus Bankas AB


Malaysia              Standard Chartered Bank Malaysia Berhad


Mauritius             The Hongkong and Shanghai
                      Banking Corporation Limited


Mexico                Citibank Mexico, S.A.


Morocco               Banque Commerciale du Maroc


Namibia               Standard Bank Namibia Limited       -


Netherlands           Fortis Bank (Nederland) N.V.


New Zealand           ANZ Banking Group (New Zealand) Limited


Nigeria               Stanbic Merchant Bank Nigeria Limited


Norway                Christiania Bank og Kreditkasse ASA


Oman                  HSBC Bank Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)


Pakistan              Deutsche Bank AG


Palestine             HSBC Bank Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)

                                    STATE STREET                     SCHEDULE A
                                 GLOBAL CUSTODY NETWORK
                                     SUBCUSTODIANS

COUNTRY               SUBCUSTODIAN

Panama                BankBoston, N.A.


Peru                  Citibank, N.A.


Philippines           Standard Chartered Bank


Poland                Bank Handlowy w Warszawie S.A.


Portugal              Banco Comercial Portugues


Qatar                 HSBC Bank Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)

Romania               ING Bank N.V.


Russia                Credit Suisse First Boston AO - Moscow
                      (as delegate of Credit Suisse
                      First Boston - Zurich)


Singapore             The Development Bank of Singapore Limited


Slovak Republic       Ceskoslovenska Obchodni Banka, A.S.


Slovenia              Bank Austria Creditanstalt d.d. - Ljubljana


South Africa          Standard Bank of South Africa Limited


Spain                 Banco Santander Central Hispano S.A.


Sri Lanka             The Hongkong and Shanghai
                      Banking Corporation Limited


Swaziland             Standard Bank Swaziland Limited

                                    STATE STREET                    SCHEDULE A
                                 GLOBAL CUSTODY NETWORK
                                     SUBCUSTODIANS

COUNTRY               SUBCUSTODIAN

Sweden                Skandinaviska Enskilda Banken


Switzerland           UBS AG


Taiwan - R.O.C.       Central Trust of China


Thailand              Standard Chartered Bank


Trinidad & Tobago     Republic Bank Limited


Tunisia               Banque Internationale Arabe de Tunisie


Turkey                Citibank, N.A.


Ukraine               ING Bank Ukraine


United Kingdom        State Street Bank and Trust Company,
                      London Branch


Uruguay               BankBoston, N.A.


Venezuela             Citibank, N.A.


Vietnam               The Hongkong and Shanghai
                      Banking Corporation Limited


Zambia                Barclays Bank of Zambia Limited


Zimbabwe              Barclays Bank of Zimbabwe Limited

                                      STATE STREET                  SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                    DEPOSITORIES


Argentina                  Caja de Valores S.A.


Australia                  Austraclear Limited

                           Reserve Bank Information and
                           Transfer System


Austria                    Oesterreichische Kontrollbank AG
                           (Wertpapiersammelbank Division)


Belgium                    Caisse Interprofessionnelle
                           de Depots et de Virements de
                           Titres, S.A.

                           Banque Nationale de Belgique


Brazil                     Companhia Brasileira de Liquidacao e Custodia

                           Sistema Especial de Liquidacao e de Custodia (SELIC)

                           Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)


Bulgaria                   Central Depository AD

                           Bulgarian National Bank


Canada                     Canadian Depository for Securities Limited


Chile                      Deposito Central de Valores S.A.


People's Republic          Shanghai Securities Central Clearing &
of China                   Registration Corporation

                           Shenzhen Securities Central Clearing Co., Ltd.


Colombia                   Deposito Centralizado de Valores

                                      STATE STREET                   SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


   COUNTRY                   DEPOSITORIES

Costa Rica                   Central de Valores S.A.

Croatia                      Ministry of Finance

                             National Bank of Croatia

                             Sredisnja Depozitarna Agencija d.d.

Czech Republic               Stredisko cennych papiru

                             Czech National Bank


Denmark                      Vaerdipapircentralen (Danish Securities Center)


Egypt                        Misr for Clearing, Settlement, and Depository


Estonia                      Eesti Vaartpaberite Keskdepositoorium


Finland                      Finnish Central Securities Depository


France                       Euroclear France


Germany                      Clearstream Banking AG, Frankfurt


Greece                       Bank of Greece,
                             System for Monitoring Transactions in
                             Securities in Book-Entry Form

                             Apothetirion Titlon AE - Central Securities
                             Depository


Hong Kong                    Central Clearing and Settlement System

                             Central Moneymarkets Unit


Hungary                      Kozponti Elszamolohaz es Ertektar
                             (Budapest) Rt. (KELER)

                                      STATE STREET                  SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                      DEPOSITORIES

India                        National Securities Depository Limited

                             Central Depository Services India Limited

                             Reserve Bank of India


Indonesia                    Bank Indonesia

                             PT Kustodian Sentral Efek Indonesia


Israel                       Tel Aviv Stock Exchange Clearing
                             House Ltd. (TASE Clearinghouse)


Italy                        Monte Titoli S.p.A.


Ivory Coast                  Depositaire Central - Banque de Reglement


Jamaica                      Jamaica Central Securities Depository


Japan                        Japan Securities Depository Center (JASDEC)
                             Bank of Japan Net System


Kazakhstan                   Central Depository of Securities


Kenya                        Central Bank of Kenya


Republic of Korea            Korea Securities Depository


Latvia                       Latvian Central Depository

                                      STATE STREET                  SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                        DEPOSITORIES

Lebanon                        Custodian and Clearing Center of
                               Financial Instruments for Lebanon
                               and the Middle East (Midclear) S.A.L.

                               Banque du Liban


Lithuania                      Central Securities Depository of Lithuania


Malaysia                       Malaysian Central Depository Sdn. Bhd.

                               Bank Negara Malaysia,
                               Scripless Securities Trading and Safekeeping
                               System


Mauritius                      Central Depository and Settlement Co. Ltd.

                               Bank of Mauritius


Mexico                         S.D. INDEVAL
                               (Instituto para el Deposito de Valores)


Morocco                        Maroclear


Netherlands                    Nederlands Centraal Instituut voor
                               Giraal Effectenverkeer B.V. (NECIGEF)


New Zealand                    New Zealand Central Securities
                               Depository Limited


Nigeria                        Central Securities Clearing System Limited


Norway                         Verdipapirsentralen (Norwegian Central
                               Securities Depository)


Oman                           Muscat Depository & Securities
                               Registration Company, SAOC

                                      STATE STREET                  SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                    DEPOSITORIES

Pakistan                   Central Depository Company of Pakistan Limited

                           State Bank of Pakistan


Palestine                  Clearing Depository and Settlement, a department
                           of the Palestine Stock Exchange


Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A


Philippines                Philippine Central Depository, Inc.

                           Registry of Scripless Securities
                           (ROSS) of the Bureau of Treasury


Poland                     National Depository of Securities
                           (Krajowy Depozyt Papierow Wartosciowych SA)

                           Central Treasury Bills Registrar


Portugal                   Central de Valores Mobiliarios


Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market


Romania                    National Securities Clearing, Settlement and
                           Depository Company

                           Bucharest Stock Exchange Registry Division

                           National Bank of Romania


Singapore                  Central Depository (Pte) Limited

                           Monetary Authority of Singapore

                                      STATE STREET                  SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                       DEPOSITORIES

Slovak Republic               Stredisko cennych papierov

                              National Bank of Slovakia


Slovenia                      Klirinsko Depotna Druzba d.d.


South Africa                  Central Depository Limited

                              Share Transactions Totally Electronic
                              (STRATE) Ltd.


Spain                         Servicio de Compensacion y
                              Liquidacion de Valores, S.A.

                              Banco de Espana, Central de Anotaciones en Cuenta


Sri Lanka                     Central Depository System (Pvt) Limited


Sweden                        Vardepapperscentralen VPC AB
                              (Swedish Central Securities Depository)


Switzerland                   SegaIntersettle AG (SIS)


Taiwan - R.O.C.               Taiwan Securities Central Depository Co., Ltd.


Thailand                      Thailand Securities Depository Company Limited


Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres


Turkey                        Takas ve Saklama Bankasi A.S. (TAKASBANK)

                              Central Bank of Turkey

                                      STATE STREET                   SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                       DEPOSITORIES

Ukraine                       National Bank of Ukraine

United Kingdom                Central Gilts Office and
                              Central Moneymarkets Office


Venezuela                     Banco Central de Venezuela


Zambia                        LuSE Central Shares Depository Limited

                              Bank of Zambia


                          TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                    SCHEDULE C

                                 MARKET INFORMATION


PUBLICATION/TYPE OF INFORMATION                    BRIEF DESCRIPTION
(SCHEDULED FREQUENCY)

The Guide to Custody in World Markets   An overview of settlement and safekeeping procedures,
(hardcopy annually and regular          custody practices and foreign investor considerations for the
website updates)                        markets in which State Street offers custodial services.

Global Custody Network Review           Information relating to Foreign Sub-Custodians in State Street's
(annually)                              Global Custody Network.  The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The
                                        Review also gives insight into State Street's market expansion and
                                        Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review            Custody risk analyses of the Foreign Securities Depositories presently
(annually)                              operating in Network markets.  This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey                     With respect to each market in which State Street offers custodial
(annually)                              services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a
                                        Foreign Sub-Custodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a
                                        Foreign Sub-Custodian or Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                 Copies of the contracts that State Street has entered into with each
(annually)                              Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin                  Information on changing settlement and custody conditions in
(daily or as necessary)                 markets where State Street offers custodial services.
                                        Includes changes in market and tax regulations, depository developments, dematerialization information, as well as
                                        other market changes that may impact State Street's clients.

Foreign Custody Advisories              For those markets where State Street offers custodial
(as necessary)                          services that exhibit special risks or infrastructures
                                        impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                 Informational letters and accompanying materials confirming
(presently on a quarterly               State Street's foreign custody arrangements, including a
basis or as otherwise necessary)        summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with
                                        maintaining assets with Foreign Securities Depositories.
